Exhibit 99.1

Marchex Acquires Callcap, A Leading Call Monitoring Company

The Acquisition Creates one of the largest Conversation Analytics Companies across both voice and text solutions

Marchex will have more than $50 million in Annualized Core Analytics Revenue Run Rate*

SEATTLE – November 26 – Marchex, Inc. (NASDAQ: MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced the acquisition of Callcap, a leading call monitoring and analytics company, for total consideration of $35 million in a combination of cash and stock.

Callcap specializes in call monitoring and analytics solutions for more than twelve industry verticals, including home services, healthcare, automotive, and telecommunications.  The Company’s innovative technology powers complex, custom evaluations of millions of calls each month, providing deep insights into consumer and business conversations with numerous integrations into the call center environments of many franchise businesses.  Callcap has processed tens of millions of calls year to date, which further expands the footprint of Marchex’s leading conversational data set. Additionally, the company offers a separate self-service offering to Small and Medium Sized Businesses (SMBs), which is one of the fastest growing segments in the call analytics market and one where Marchex sees meaningful prospective opportunity.

“Following today’s announcement, Marchex is on pace to have more than $50 million in annualized, growing analytics revenue,” said Russell Horowitz, Executive Director and Member of the Office of the CEO. “With the addition of Callcap, we are expanding our conversational data footprint and customer base, as well as enhancing our growth opportunities in valuable verticals and new customer channels, such as the small business segment.  Our investments in AI and machine learning will accelerate Callcap’s ability to surface insights on an automated basis and their ability to develop new solutions for their growing customer base in key verticals. Together we are operating at a unique scale in our industry, further enhancing Marchex’s position as the leading conversational analytics company covering both voice and text.”

“We are excited to combine our existing suite of call monitoring and analytics solutions with Marchex innovations,” said Will Steinhoff, Callcap President and CEO.  "Marchex has made significant advancements in AI, speech analytics and sales acceleration products. We believe the solutions built off these advancements will return even greater value to more of our customers. This alliance creates a formidable team, delivering first ever technology-based and revenue-focused solutions for businesses of all sizes, across many of the most valuable verticals. I am very proud of our team and the brands we serve each day.”

Strategic Rationale:

Broaden Market Reach. The combination of Marchex and Callcap will more effectively serve the entire market, ranging from Fortune 500 brands to small and medium-sized businesses. Additionally, Callcap has a broad range of home services customers, from franchisors with call centers to small business service providers.   Recognizing the distinct needs and operating requirements for each segment, this transaction will better equip the combined Company to profitably serve the fast-growing SMB segment.

Significant Cost Savings.  Leveraging Marchex AI and machine learning investments will unlock significant long-term savings by streamlining Callcap’s call monitoring solutions.  In addition, the Company will benefit from joint sales efforts as well as meaningful operational efficiencies.

Faster Innovation.  By combining resources, the companies expect to leverage machine learning and AI driven capabilities across one of the largest conversational data sets in the industry to deliver unique solutions for businesses of all sizes.

Transaction Details and Financial Considerations

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Total consideration of $35 million, with $25 million paid in cash in connection with the closing and $10 million (or 3.4 million aggregate shares of Marchex Class B common stock based on a 10-day trailing average from the closing date) in stock to be issued in four equal installments on each annual anniversary of the closing date.

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For 2018, on a standalone basis, Callcap is projecting $9 million or more in total revenue, including more than $8.5 million in core[1] analytics revenue, up from $7.6 million over the prior year (based on preliminary unaudited estimates), and more than $2.8 million in operating income.

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Marchex expects the amortization of intangible assets from the acquisition will impact GAAP results. For the remainder of 2018 and for 2019, we expect the acquisition to be accretive to Adjusted OIBA[2].

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For the partial fourth quarter of 2018, Callcap is anticipated to contribute more than $0.6 million in core analytics revenue and more than $0.2 million in operating income excluding amortization. This amount is anticipated to be incremental to Marchex’s fourth quarter outlook outlined on November 5, 2018.

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For 2019, the Company anticipates the continuation of double-digit percentage year-over-year growth in Callcap’s core analytics revenue and Callcap to contribute operating income of more than $3 million excluding amortization.  In 2020, the Company anticipates the realization of potential annualized cost synergies of an incremental $500,000 or more.

1 Non-core and other analytics revenue includes revenue from tests, consulting services, or other non-core analytics revenue that may continue for a limited time but is not anticipated to continue in future periods.

2 Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs.

* Based on preliminary proforma unaudited annualized run rate data for the quarterly period ended September 30, 2018.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

About Callcap

Founded in 2001, Callcap was the first call measurement company to provide real-time complete caller data and a recording of the call. Today, we are still a leader in providing innovative call monitoring and call tracking solutions that help businesses to deliver excellent customer experiences.  We serve companies in a variety of industries from home services to education, HVAC to healthcare. We’re experts in helping companies who do business over the phone understand and improve their customer conversations in order to grow their business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of November 26, 2018 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance, including Adjusted OIBA.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation.  Financial analysts and investors may use Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com